EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in Registration Statement on Form S-1 of our report dated February 10, 2021 relating to the financial statements of Infusionz LLC. as of June 30, 2020 and 2019 and for the years then ended appearing in this Registration Statement.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, Colorado

June 9, 2021